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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934




Date of Report  (Date of earliest event reported) -- June 9, 1994


                                 MAPCO INC.
             (Exact name of registrant as specified in its charter)



     Delaware                      1-5254                       73-0705739
- - ------------------           -----------------             --------------------
 (State or other                (Commission                  (I.R.S. Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)



       1800 South Baltimore Avenue
       Tulsa, Oklahoma                                                74119
       ------------------------------------------------------------------------
       (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code                (918) 581-1800



                               Not Applicable
         (Former name or former address, if changed since last report)





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Item 5.  Other Events.


         On June 9, 1994, MAPCO Inc. issued the attached press release.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         None.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MAPCO INC.



                                        By: /s/ JAMES N. CUNDIFF
                                        Name:   James N. Cundiff
                                        Title:  Assistant General Counsel
                                                and Assistant Secretary




Date:  June 13, 1994





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
PRESS RELEASE                          FROM:

                                       /X/  DAVID S. LESLIE                                /X/  RICK J. NEAL
                                            SENIOR VICE PRESIDENT -- CORPORATE AFFAIRS          VICE PRESIDENT -- PUBLIC AFFAIRS
                                            ASSISTANT TO THE CHIEF EXECUTIVE OFFICER            918 599-3650
                                            918 599-3655                                        (HOME) 918 744-5447
(LOGO) MAPCO                                (HOME) 918 492-5962
       POST OFFICE BOX 645
       TULSA, OKLAHOMA 74101-0645                      / /  TERRI WILLSON
                                                            MANAGER -- CORPORATE AFFAIRS
                                                            918 599-3608
                                                            (HOME) 918 742-3535



              MAPCO TO ACQUIRE RETAIL PROPANE UNIT OF MARATHON OIL


FOR IMMEDIATE RELEASE

Tulsa, Oklahoma, June 9, 1994: MAPCO Inc. (MDA\NYSE) announced MAPCO Inc. has signed a non-binding letter of intent to purchase the assets of Emro Propane Company, a subsidiary of Emro Marketing, which is a wholly owned subsidiary of Marathon Oil, for its NATURAL GAS LIQUIDS business unit. The transaction is for an undisclosed amount of cash and the transfer by MAPCO's PETROLEUM business unit of their retail marketing assets in Florida to Emro Marketing Company. Closing of the transaction is anticipated in the 1994 third quarter.

MAPCO's NATURAL GAS LIQUIDS business unit markets propane and liquid fertilizer under the Thermogas brand name. Thermogas is currently the fourth largest retail propane marketer in the United States, with annual sales of 232,000,000 gallons at 140 retail operations in a 15 state area in the Midwest and Southeast.

Emro Propane, headquartered in Flint, Michigan, is the eighth largest propane marketer in the United States, with annual sales of 116,000,000 gallons at 57 retail operations in Michigan, Ohio, Indiana and Illinois. Emro Propane is located in a market which has exhibited vigorous retail propane growth, high residential volumes, and strong margins, which will result in greater profitability and significant growth for Thermogas.

James E. Barnes, Chairman and Chief Executive Officer of MAPCO Inc., said "The Emro Propane acquisition is consistent with and specifically addresses two major elements of our strategic plan. First, the 50% expansion of our Thermogas retail volumes and a substantial increase in its profits as provided by the Emro acquisition, fits our plan to both expand and improve the profitability of our natural gas liquids business. We expect to generate significant financial and operating synergies out of merging these retail businesses. Second, MAPCO's ability to partially pay for this acquisition with the transfer of PETROLEUM's Florida retail operations, which are non-strategic to MAPCO, is a substantial step toward our plan to further consolidate in our niche markets of Memphis, Nashville and Alaska."

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PAGE TWO



Robert Sachse, President of MAPCO NATURAL GAS LIQUIDS, said "Emro retail propane operations are a perfect fit with our Thermogas operations and highlights our plans to continually improve our profitability. We see a growing market for propane and believe that the competitive position of our Thermogas retail operations in the Midwest will be further strengthened. Both organizations have an outstanding work force, a commitment to customer service and an aggressive marketing philosophy, and I believe that under the direction of Douglas Rinke, President of Thermogas, the combined operations will make us an even greater marketing force."

MAPCO Inc. is a diverse energy company whose principal businesses are conducted by three business units: MAPCO COAL produces and markets bituminous steam and metallurgical coal; MAPCO NATURAL GAS LIQUIDS operates natural gas liquids and ammonia pipelines, fractionation and storage facilities and produces and markets natural gas liquids and fertilizers; and MAPCO PETROLEUM operates refineries and retail marketing networks through the Mid-South and Alaska systems.





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